SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                 FORM 8-K


                                CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of report (Date of earliest event reported): Februrary 8, 2000


                               SURGICARE, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)


            DELAWARE                                    58-1597246
(STATE OR OTHER JURISDICTION OF            (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)


    6699 CHIMNEY ROCK, SUITE 105
          HOUSTON, TEXAS                                    77081
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)

ISSUER'S TELEPHONE NUMBER: (713) 665-1406

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)



     ==========================================================================


ITEM 5.   OTHER EVENTS.

     SurgiCare, Inc. (the "Corporation") issued a press release on February 9, 2000 announcing that is was responding to the NASDAQ's first round of comments on the company's application for a Small Cap listing. The company all announced that it feels that it may have previously over stated its position with regards to a NASDAQ approval.


SurgiCare,  Inc. (OTCBB: SXCR), a Houston-based  Ambulatory Surgical Center
(ASC) provider, announced today that it has received its first round comments back from the NASD on the application it filed in January for listing on the NASDAQ Small Cap exchange. The company is in the process of preparing its responses, which it hopes to have completed within the next week.

     In a company press release dated 1/2/01, SurgiCare stated that it is confident that it meets all of NASDAQ's listing criteria and that there is a good chance that its application will be approved quickly. SurgiCare is now of the view that it may have stated its position too strongly in that release. Among a number of enumerated requirements for listing on NASDAQ's Small Cap Market, companies must meet at least one of the following requirements: they must either have $4 million in net tangible assets; a market capitalization of $50 million; or net income of $750,000 in latest fiscal year (or two of the last three fiscal years). SurgiCare's current market cap is over $70 million and in its most recent 10K filing with the SEC, SurgiCare reported net earnings of $1,124,883 in 1999 and $875,125 in 1998. The company hasn't yet reported its 2000 earnings.

     SurgiCare recognizes, however, that NASDAQ exercises broad discretionary authority over the initial and continued listing of securities in NASDAQ and that NASDAQ may in the exercise of its judgment deny initial inclusion or apply additional or more stringent criteria for inclusion of securities in NASDAQ as it deems appropriate, even though the securities meet all enumerated criteria for inclusion.

     SurgiCare hopes that if it is approved to trade on the NASDAQ Small Cap or similar exchange, the added visibility it receives will significantly increase the amount of exposure it receives with all types of investors, brokers and institutions as well as with the media. SurgiCare has grown very rapidly since going public in the spring of 2000. The company now operates a total of three Ambulatory Surgical Centers and is planning to acquire several more this year. SurgiCare sees a major exchange listing as the next logical step for the company in its growth cycle.


  3


                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                        SURGICARE, INC.

                                        By: /s/ Charles S. Cohen
                                            ---------------------
                                            Charles S. Cohen
                                            Cheif Operating Officer

Date:    February 9, 2000